                            SHARE PURCHASE AGREEMENT

THIS AGREEMENT made as of the 16th day of November, 2000.

AMONG:

          JOHN ROBERTSON, of # 203 - 728 Farrow St., Coquitlam, B.C. V3J - 3S6


          ("Robertson")

AND:

          MIRZA KASSAM, of 705-1075 Barclay Street, Vancouver, B.C. V6E 1G5

          ("Kassam")

AND:

          CHRIS NEUMANN, of 2762 Bayview Street, Surrey, B.C. V4A 2Z4

          ("Neumann")

AND:

          ROBERT FETHERSTONHAUGH, of 130, De Liege Street East, Montreal, Quebec H2P 1J1

          ("Fetherstonhaugh")

AND:

          STIRLING MERCANTILE CORPORATION, of 1370 - 1095 West Pender St., Vancouver, B.C. V6E 2M6

          (the "Broker")

AND:

          PETER A. SCOTT CONSULTING LTD., of 1370 - 1095 West Pender St., Vancouver, B.C. V6E 2M6

          ("Scott Consulting")

AND:

          W. HUGH NOTMAN, of 1370 - 1095 West Pender St., Vancouver, B.C. V6E
          2M6

          ("Notman")

          (Robertson, Kassam, Neumann, Fetherstonhaugh, the Broker, Scott Consulting and Notman, collectively, the "Vendors")

AND:

          UNITY WIRELESS CORPORATION, of 7438 Fraser Park Drive, Burnaby, B.C. V5J 5B9

          (the "Purchaser")

AND:

          ULTRATECH LINEAR SOLUTIONS INC., of 4193 McConnell Drive, Burnaby, B.C. V5A 3J7

          (the "Company")

WHEREAS:

A. The Vendors are the registered and beneficial owners of all the issued and outstanding common shares without par value in the capital of the Company and the Broker's Rights;

B. The Company carries on the business of the design and manufacturing of linear high power RF amplifiers for cellular, PCS and other wireless systems from leased premises located at 4193 McConnell Drive, Burnaby, B.C.; and

C. The Vendors have agreed to sell and the Purchaser has agreed to purchase the shares and the Broker's Rights held by the Vendors, on the terms and conditions contained in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants of the parties, the parties agree as follows:

                           ARTICLE 1 - INTERPRETATION

1.1       DEFINITIONS

          In this Agreement, the following words and phrases will have the meanings set after each:

     "Agreement" means this share purchase agreement and all attached schedules as supplemented, amended, restated or replaced from time to time;

     "Applicable Law" means any domestic or foreign statute, law, ordinance, rule, regulation, restriction, regulatory policy or guideline, by-law (zoning or otherwise), or Order that applies to any of the Company, the Business, the way the Business is carried on, the Vendors, any of the Vendors' Shares, the Consideration Shares, the Purchaser or the Subsidiaries of the Purchaser, as the case may be;

     "Assets" means all of the assets, real and personal, tangible and intangible, and undertaking of the Company;

     "Benefit Plans" means all bonus, deferred compensation, incentive compensation, share purchase, share appreciation and share option, severance or termination pay, hospitalization or other medical benefits, life or other insurance, dental, disability, salary continuation, vacation, supplemental unemployment benefits, profit-sharing, mortgage assistance, pension, retirement or supplemental retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement sponsored, maintained or contributed to or required to be contributed to by the Company, for the benefit of any employee or former employee of the Company, whether or not insured or funded, whether formal or informal, whether or not subject to any applicable legislation and whether or not legally binding;

     "Broker's Rights" means the rights granted by the Company to the Broker pursuant to the Engagement Letter entitling the Broker to receive a portion of the Consideration Shares;

     "Business" means the business carried on as Ultratech Linear Solutions and located at 4193 McConnell Drive, Burnaby, B.C.;

     "Business Day" means a day other than Saturday or Sunday, on which Canadian chartered banks are open for the transaction of domestic business in British Columbia;

     "Closing" means the completion of the transactions contemplated by this Agreement which are to occur on the Closing Date;

     "Closing Date" means Thursday, November 16, 2000, or such other Business Day as the Parties agree in writing as the date that the Closing shall take place;

     "Closing Documents" means any document or undertaking delivered in relation to the Closing as provided in this Agreement;

     "Closing Time" means 3:00 p.m. (Vancouver Time) on the Closing Date or such other time on that date as the Parties agree in writing that the Closing shall take place;

     "COMPANY ACT" means the COMPANY ACT (British Columbia);

     "Consideration Shares" means 700,000 US$0.001 par value shares in the common stock of the Purchaser, to be issued by the Purchaser and delivered to the Vendors at Closing as set forth in s. 2.3 hereof;

     "Contracts" means those contracts, agreements, commitments, entitlements and engagements of the Company relating to the Business and the Assets (and, for greater certainty, not including the Equipment Leases) whether with suppliers, customers or otherwise and including all unfulfilled orders from customers, all forward commitments for supplies or materials, all orders for new equipment as yet undelivered, all equipment and construction guarantees and warranties, negative covenants with employees, and all other contracts described in Schedule D;

     "Documents" means all title documents, customer lists, client lists, marketing materials, files, correspondence, technical information, agreements and other documents in the Company's possession or control relating to the Business, the Assets or the Vendors' Shares including all insurance policies maintained by the Company and all Benefit Plans;

     "Effective Date" means October 31, 2000 unless otherwise agreed to by the parties in writing;

     "Employees" means those individuals employed by the Company and described as employees in Schedule C;

     "Encumbrances" means any encumbrance of any kind whatever and includes a security interest, mortgage, lien, hypothecate, pledge, hypothecation, assignment, charge, trust or deemed trust (whether contractual, statutory or otherwise arising), a voting trust or pooling agreement with respect to securities, an adverse claim or any other right, option or claim of others of any kind whatever affecting the Vendors' Shares or the Consideration Shares or any covenant or other agreement, restriction or limitation on the transfer of the Vendors' Shares or the Consideration Shares;

     "Engagement Letter" means the engagement letter among the Broker, Roberston, Kassam, Neumann, Fetherstonhaugh, the Vendors and the Company, dated September 22, 2000 pursuant to which the Company granted the Broker's Rights to the Broker;

     "Equipment Leases" means all leases and conditional sales contracts of machinery and equipment used in connection with the Business;

     "EXCHANGE ACT" means the United States SECURITIES AND EXCHANGE ACT of 1934;

     "Financial Statements of the Company" means the financial statements of the Company for the financial year ending April 30, 2000 consisting of a balance sheet, statements of earnings and retained earnings, an income statement and a statement of changes in financial position of the Company, together with the notes to such financial statements;

     "Financial Statements of the Purchaser" means the audited financial statements of the Purchaser for the financial year ending December 31, 1999, consisting of a balance sheet, statements of earnings and retained earnings, an income statement and a statement of changes in financial position of the Purchaser, together with the notes to such financial statements, copies of which are filed with the SEC;

     "Generally Accepted Accounting Principles" means generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date of which any calculation or determination is required to be made in accordance with generally accepted accounting principles, and where the Canadian Institute of Chartered Accountants includes a recommendation in its Handbook concerning the treatment of any accounting matter, such recommendation shall be regarded as the only generally accepted accounting principle applicable to the circumstances that it covers;

     "General Security Agreement" means the general security agreement dated October 3, 2000 granted by the Company in favour of the Purchaser as security for the obligations of the Company under the Loan;

     "Governmental Agency" means any domestic or foreign government whether federal, provincial, state or municipal and any governmental agency, governmental authority, governmental tribunal or governmental commission of any kind whatever;

     "Income Tax Act" means the INCOME TAX ACT (Canada);

     "License" means any material license, permit, approval, right, privilege, concession, quota or franchise issued, granted, conferred otherwise created by a Governmental Agency;

     "Loan" means the $1,000,000 loan facility pursuant to the Loan Agreement;

     "Loan Agreement" means the loan agreement between the Purchaser as lender and the Company as borrower, dated October 3, 2000;

     "Order" means any order, judgment, injunction, decree, award or writ of any court, tribunal, arbitrator, Government Agency or other Person;

     "ordinary course of business" when used in relation to the conduct of the Business means any transaction which constitutes an ordinary day to day business activity of the Company conducted in a commercially reasonable, professional and businesslike manner consistent with such Company's past practices;

     "Parties" means the Purchaser, the Vendors and the Company, collectively, and "Party" means any one of them;

     "Payable" means any amount owing or found to be owing in connection with or arising out of the Business and existing as of the Closing Date, including trade accounts and amounts owing for Taxes;

     "Permitted Encumbrances" means:

          (a)  inchoate or statutory liens for Taxes not at the time overdue;

          (b) security given by the Company to a public utility or any Governmental Agency when required in the ordinary course of business of the Company;

          (c) any reservations or exceptions contained in the original grants from the Crown, minor discrepancies in the legal description of any real property or any adjoining real property which would be disclosed in an up-to-date survey, easements, rights of way of or reservations or rights of others for sewers, water lines, gas lines, electric lines, telegraph and telephone lines and other similar utilities, or zoning by-laws, ordinances or other restrictions as to the use of real property, which do not in the aggregate materially detract from the value of the properties of the Company affected or materially impair their use in the Business; and

          (d)  any Encumbrances described in Schedule E;

         "Person" includes an individual, corporation, body corporate, partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative thereof:

         "Promissory Note" means the $300,000 promissory note from the Company to the Purchaser, dated October 3, 2000, evidencing the advance of $300,000 under the Loan;

         "Purchase Price" means the aggregate purchase price to be paid by the Purchaser to the Vendors for the Vendors' Securities and the Shareholders' Loans as provided in Article 2;

         "Receivable" means a trade account receivable only in connection with or arising out of the Business and existing as of the Closing Date plus any refund respecting Tax Returns for the period before the Closing Date;

         "SEC" means United States Securities and Exchange Commission;

          "SECURITIES ACT" means the United States SECURITIES ACT of 1933, amended;

          "Shareholders' Loans" means the aggregate residual shareholders' loans owing by the Company to the Vendors and unpaid as of the Closing;

          "Subsidiary" means any company which is directly or indirectly controlled by another company;

          "Taxes" means all federal, provincial, municipal, territorial, foreign or other taxes, imposts, rates, levies, assessments and government fees, charges or dues lawfully levied, assessed or imposed against the Company or the Purchaser, as the case may be, including all income, capital gains, sales, excise, use, property, capital, goods and services, business transfer and value added taxes and custom and import duties and workers compensation levies and includes all interest, fines and penalties with respect thereto;

          "Tax Returns" means all reports, returns and other documents filed or required to be filed by the Company or the Purchaser, as the case may be, in respect of Taxes or in respect of or pursuant to any domestic or foreign federal, provincial, state, municipal, territorial or other taxing statute;

          "To the best of the knowledge of the Vendors" means the actual knowledge of the Vendors and the knowledge which they would have had if they had conducted a diligent inquiry into the relevant subject matter;

          "To the best of the knowledge of the Purchaser" means the actual knowledge of the Purchaser and the knowledge which it would have had if it had conducted a diligent inquiry into the relevant subject matter;

          "Vendors' Securities" means the common shares without par value in the capital of the Company and the Broker's Rights owned by the Vendors;

          "Vendors' Solicitor" means Anfield Sujir Kennedy & Durno, Barristers & Solicitors;

1.2       SCHEDULES

          The following schedules are incorporated by reference to this Agreement and form a part of it:

     A.   Shareholders and Shareholdings
     B.   Key Employee Employment Agreements
     C.   Employees
     D.   Contracts
     E.   Encumbrances
     F.   Licenses
     G.   Real Property
     H.   Employee Benefits/Pension Plans
     I.   Insurance Policies
     J.   deleted
     K.   Service Marks, Trade Marks and Trade Names
     L.   Pending, Outstanding or Unresolved Grievances
     M.   Investments
     N.   Litigation
     O.   Confidentiality Agreement
     P    Closing Documents
     Q.   Employment Contracts (Written and Unwritten)
     R.   Equipment Leases
     S.   Confidentiality, Non-disclosure and Assignment of Inventions Agreement

1.3       HEADINGS AND REFERENCES

          The division of this Agreement into articles, sections, subsections, clauses and schedules and the insertion of a table of contents and of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The article, section, subsection, clause and schedule headings in this Agreement are not intended to be full or precise descriptions of the text to which they refer and are not to be considered part of this Agreement. All uses of the words "hereto", "herein", "hereof", "hereby" and "hereunder" and similar expressions refer to this Agreement and not to any particular section or portion of it. References to an Article, Section, Subsection, Clause or Schedule refer to the applicable article, section, subsection, clause or schedule of this Agreement.

1.4       GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

          All accounting terms not defined in this Agreement shall have those meanings generally ascribed to them in accordance with Generally Accepted Accounting Principles applied on a basis consistent with prior years.

1.5       GENDER AND NUMBER

          In this Agreement, the masculine includes the feminine and neuter genders and the plural includes the singular and vice versa.

1.6       ENTIRE AGREEMENT

          This Agreement, together with the Closing Documents, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, negotiations, discussions and understandings, written or oral, between the Parties.

1.7       AMENDMENT

          This Agreement may be amended, modified or supplemented only by a written agreement signed by each Party.

1.8       WAIVER OF RIGHTS

          Any waiver of, or consent to depart from, the requirements of any provisions of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

1.9       APPLICABLE LAW

          This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws in force in the Province of British Columbia (excluding any conflict of laws, rule or principle which might refer such interpretation to the laws of another jurisdiction). Each Party irrevocably submits to the non-exclusive jurisdiction of the courts of British Columbia with respect to any matter arising hereunder or related hereto.

1.10      CURRENCY

          Unless specified otherwise, all statements of or references to dollar amounts in this Agreement are to lawful money of Canada.

1.11      TENDER

          Any tender of documents or money hereunder may be made upon the Parties or their respective counsel and money shall be tendered by official bank draft drawn upon a Canadian chartered bank, by negotiable cheque payable in Canadian funds and certified by a Canadian chartered bank or a solicitor's trust cheque.

1.12      PERFORMANCE ON HOLIDAYS

                  If any action is required to be taken pursuant to this Agreement on or by a specified date which is not a Business Day, then such action shall be valid if taken on or by the next succeeding Business Day.


              ARTICLE 2 - PURCHASE AND SALE OF THE VENDORS' SHARES

2.1       PURCHASE AND SALE

          Based and relying upon the representations and warranties of the Vendors and the Purchaser as set out in this Agreement, and subject to the terms and conditions of this Agreement, the Purchaser or one of its Subsidiaries will purchase and the Vendors will sell the Vendors' Securities and the Shareholders' Loans free and clear of all Encumbrances.

2.2       PURCHASE PRICE

          The aggregate purchase price for the Vendors' Securities shall be the Consideration Shares and the aggregate purchase price for the Shareholders' Loans shall be $72,000.

2.3       PAYMENT OF THE PURCHASE PRICE

          The Purchaser shall pay the Purchase Price upon Closing as follows:

     (a)  to Robertson, 203,315 of the Consideration Shares;

     (b)  to Kassam, 144,198 of the Consideration Shares;

     (c)  to Neumann, 130,212 of the Consideration Shares;

     (d)  to Fetherstonhaugh, 169,775 of the Consideration Shares;

     (e)  to Kassam, a cheque from the Purchaser in the amount of $26,778.78;

     (f)  to Neumann, a cheque from the Purchaser in the amount of $20,221.22;

     (g)  to Fetherstonhaugh, a cheque from the Purchaser for $25,000.

     (h)  to the Broker or its nominees 52,500 of the Consideration Shares.

2.4       CLOSING

          The Closing shall take place at the Closing Time on the Closing Date at the office of the Purchaser, or such other place as may be agreed by the Parties.

2.5       DELIVERIES BY THE VENDORS

          Upon Closing, the Vendors will deliver or cause to be delivered to the Purchaser the documents to be delivered by the Vendors as per Schedule P.

2.6       DELIVERIES BY THE PURCHASER

          Upon Closing, the Purchaser will deliver or cause to be delivered to the Vendors the documents to be delivered by the Purchaser as per Schedule P.

2.7       DELIVERIES BY THE BROKER

          Upon Closing, the Broker will deliver or cause to be delivered to each of Robertson, Kassam, Neumann and Fetherstonhaugh the documents to be delivered by the Broker as per Schedule P.

2.8       EFFECTIVE DATE

          The sale and purchase contemplated under this Agreement shall, when completed on the Closing Date, take effect as of the close of business on the Effective Date and from such time to the Closing Date the Business of the Company shall be carried on by the Vendors in the ordinary course for the account of the Purchaser.

                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

3.1       REPRESENTATIONS AND WARRANTIES OF THE VENDORS

          The Vendors, excluding Notman, Scott Consulting and the Broker except as to the representations in subparagraphs (d), (e) and (f), represent and warrant as follows:

     (a) ORGANIZATION AND GOOD STANDING - The Company is duly incorporated and is validly existing and in good standing respecting the filing of annual reports under the COMPANY ACT, and has the necessary corporate power, authority and capacity to own the Assets and to carry on the Business.

     (b) AUTHORIZED CAPITAL - The authorized capital of the Company consists of 3,000,000 common shares without par value.

     (c) CAPITALIZATION - The issued share capital of the Company together with the names and number, class and kind of shares held by each of the shareholders of the Company is as set forth in Schedule A. Details of all other issued securities of the Company and the names of the holders of such securities are also set forth in Schedule A.

     (d) TITLE - Except as set out in Schedule A, each of the Vendors owns and has good and marketable title to all of the Vendors' Securities of the Company opposite his name on Schedule A as the legal and beneficial owner thereof, free and clear of all Encumbrances and such securities have been duly and validly issued and, with respect to the shares, are outstanding as fully paid and non-assessable shares in the capital of the Company.

     (e) AUTHORITY - The Vendors have due and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement and to implement this Agreement and, in particular, to transfer to the Purchaser the legal title and beneficial ownership of the Vendors' Securities.

     (f) RESIDENCY OF VENDORS - None of the Vendors is a "non-resident" with the meaning of section 116 of the INCOME TAX ACT.

     (g) ABSENCE OF OPTIONS, ETC. - No Person other than the Purchaser or the Broker in respect of the Broker's Rights has any agreement, option or right for, or capable of becoming an agreement, option or right (including convertible securities, warrants or convertible obligations of any kind) for the purchase of any of the Vendors' Shares or any authorized but unissued shares in the capital of the Company.

     (h) ABSENCE OF OTHER INTEREST - Except for the interest of the Company in those corporations as set forth in Schedule M, the Company does not own any shares in or other securities of, or have any interest in the assets or business of, any other Person.

     (i) FINANCIAL STATEMENTS - The Financial Statements of the Company have been prepared in accordance with Generally Accepted Accounting Principles, applied on a basis consistent with that of the preceding financial periods and are complete and accurate in all respects.

     (j) ABSENCE OF UNDISCLOSED LIABILITIES - The Company has no liabilities, due or accruing due, contingent or absolute, liquidated or unliquidated, of any kind except

          (i) liabilities disclosed or provided for in the Financial Statements of the Company, and

          (ii) liabilities incurred in the ordinary course of the business since the date of the Financial Statements of the Company, which are consistent with past practice and are not, in the aggregate, material and adverse to the Business , or to the financial condition or results of the Company;

          (iii) liabilities under the Loan Agreement and Promissory Note; and

          (iv) liabilities under the Engagement Letter.

     (k) ABSENCE OF CONFLICTING AGREEMENTS - The execution and delivery of this Agreement and the consummation of the transactions contemplated by it will not conflict with or result in a breach of or default under any contract, agreement or other instrument or the constating documents of the Company and to the best of the knowledge of the Vendors will not contravene any Applicable Law or Order.

     (l) ABSENCE OF CHANGES - Since the date of the balance sheet included in the Financial Statements of the Company there has not been:

          (i) any changes in the condition or operations of the business, assets or financial affairs of the Company which are, individually or in the aggregate, materially adverse; or

          (ii) any damage, destruction or loss, labour trouble or other event, development or condition, of any character (whether or not covered by insurance) which is not generally known or which has not been disclosed to the Purchaser, which has or may materially and adversely affect the business, assets, properties or future prospects of the Company.

     (m) ACCURACY OF RECORDS - All material financial transactions of the Company have been accurately recorded in the books and records of the Company and such books and records fairly represent the financial position and the corporate affairs of the Company.

     (n) CORPORATE RECORDS - To the best of the knowledge of the Vendors, the Company has kept the records required to be kept by the Company Act and these records, including filings required under these laws, are complete, accurate and up-to-date and contain all minutes of all meetings of directors and members of the Company held since its incorporation.

     (o) LITIGATION - To the best of the knowledge of the Vendors, other than as set out in Schedule N, there are no actions, suits, claims, judgments, litigation, orders, complaints, investigations or proceedings outstanding or pending or overtly threatened by or against the Company which would have a material adverse effect on the assets, business, future prospects or financial condition of the Company.

     (p) EMPLOYEES - There are set forth in Schedule C the names and titles of all of the employees of the Company whether under contract of service or contract for service, with particulars of the material terms and conditions of employment or engagement of such Persons, including rates of remuneration, benefits and positions held. Each employee has been paid all wages, income and any other sum owing to him by the Company as at the end of the most recent completed pay period, other than statutory or other accruals incurred in the ordinary course of business. None of the Vendors are aware of any labour conflict with any of the employees of the Company which might reasonably be expected to have a materially adverse effect on the operations of the Company.

     (q) ABSENCE OF GUARANTEES - The Company has no guarantees with respect to the obligations of any other Person. The Company has no indemnities or contingent or indirect obligations with respect to the obligation of any other Person (including any obligations to service the debt of or otherwise acquire an obligation of another Person or to supply funds to, or otherwise maintain any working capital or other balance sheet condition of any other Person);

     (r) TITLE TO ASSETS - The Company has good and marketable title to the Assets free and clear of all Encumbrances except for Permitted Encumbrances and none of the Assets is in the possession of or under the control of any other Person.

     (s) LICENSES - Except for a business licence from the Municipality of Burnaby, British Columbia, the Company has all Licenses necessary or desirable for the effective conduct of the Business and the ownership or leasing of the Assets in the Province of British Columbia.

     (t) CONDUCT OF BUSINESS - The Company is carrying on the Business in accordance with all applicable laws, regulations, directions, demands, by-laws, covenants, agreements and restrictions governing the conduct of such business and operations in the Province of British Columbia.

     (u) CONTRACTS IN GOOD STANDING - Every contract, agreement or instrument, written or unwritten, including insurance policies, guarantees, commitments, indemnities, leases and warranties to which the Company is a party or by which it is bound is in good standing and the Company is not in breach of any of the material terms or conditions thereof.

     (v) MATERIAL CONTRACTS - Except for the Encumbrances, the Equipment Leases, the Contracts, the insurance policies listed in Schedule I, and the employment contracts listed in Schedule Q, the Company is not party to or bound by any material contract or commitment whether oral or written.

     (w) LEASED EQUIPMENT - Schedule R sets forth a true and complete list of all equipment, other personal property and fixtures in the possession or custody of the Company which, as at the date hereof, are leased or are held under licence or similar arrangement and accurately described as the leases, licences, agreements, or other documentation relating thereto. All rental or other payments required to be paid by the Company pursuant to such leases or licences have been duly paid and the Company is not otherwise in default in meeting its obligations thereunder.

     (x) REAL PROPERTY - Schedule G contains accurate descriptions of all real property in respect of which the Company holds an interest, whether freehold, leasehold or otherwise. The Company is not party to or bound by any leases of real property other than those referred to in Schedule G and all interest held by the Company whether as owner or as tenant are free and clear of all Encumbrances except as set out in Schedule E. All rental and other payments required to be paid by the Company pursuant to such leases have been duly paid and the Company is not otherwise in default in meeting its obligations under any such lease.

     (y) COLLECTABILITY OF ACCOUNTS RECEIVABLE - The Receivables shown on the Financial Statements or acquired subsequent to the date thereof by the Company have been recorded by the Company in accordance with its usual accounting practices. The reserve taken for doubtful or bad accounts is adequate based on the past experience of the Company and is consistent with the accounting procedures used by the Company in previous financial periods. There is nothing which would indicate that such reserve is not adequate or that a higher reserve should be taken.

     (z) INSURANCE - Particulars of all insurance maintained by the Company are set forth in Schedule I.

     (aa) COPIES OF AGREEMENTS - True, correct and complete copies of all mortgages, leases, agreements, instruments and other documents listed in Schedules D, F, G and R have been delivered to the Purchaser.

     (bb) ABSENCE OF APPROVALS REQUIRED - Relying upon the Purchaser's representations and warranties with respect to the INVESTMENT CANADA ACT and the COMPETITION ACT as set forth in subsection 3.5(s) , no Licence or Order of any Governmental Authority and no registration, declaration or filing by the Vendors or the Company with any such Governmental Authority is required in order for the Vendors:

          (i) to incur the obligations expressed to be incurred by the Vendors pursuant to this Agreement;

          (ii) to execute and deliver all of the documents and instruments to be delivered by the Vendors pursuant to this Agreement;

          (iii) to duly perform and observe the terms and provisions of this Agreement; and

          (iv) to render this Agreement legal, valid, binding and enforceable in accordance with its terms.

     (cc) COLLECTIVE AGREEMENTS AND GRIEVANCES - The Company is not party to any collective agreements and there are no pending, outstanding, or unresolved grievances against the Company pursuant to any such collective agreement except as set out in Schedule L.

     (dd) TRADE MARKS - The Company does not have and does not use any service marks, trade names or trade marks other than those shown in Schedule K.

     (ee) INDEBTEDNESS TO VENDORS - Except for the Shareholders' Loans and the balance of the fee payable to the Broker under the Engagement Letter amounting to $12,037.50, the Company is not indebted to any of the Vendors or any directors, officers or employees of the Company or any affiliate or associate of any of them.

     (ff) CONDITION OF ASSETS - All material tangible Assets used by the Company in the Business are in good operating condition and in a good state of maintenance and repair.

     (gg) WITHHOLDINGS AND REMITTANCES - The Company has withheld from each payment made to any of its present or former employees, officers and directors, and to all persons who are non-residents of Canada for the purposes of the INCOME TAX ACT all amounts required by law and shall continue to do so until the Closing Time. The

          Company has remitted all Canada Pension Plan contributions, employment insurance premiums, employer health taxes and other Taxes payable by it in respect of its employees to the proper Governmental Agency.

     (hh) PAYMENT OF SOCIAL SERVICE TAX - The Company has paid all Taxes imposed under the SOCIAL SERVICE TAX ACT (British Columbia) on the acquisition of tangible personal property as defined in the SOCIAL SERVICE TAX ACT (British Columbia).

     (ii) CANADIAN-CONTROLLED PRIVATE CORPORATION - The Company is and has been since its incorporation a "Canadian-controlled private corporation" within the meaning of this term under the INCOME TAX ACT.

     (jj) [INTENTIONALLY LEFT BLANK]

     (kk) ADDITIONAL TAX MATTERS - Except as specified in Schedule J, the Company has not:

          (i) acquired or had the use of any property from a Person with whom it was not dealing at arm's length other than at fair market value;

          (ii) disposed of anything to a Person with whom the Company was not dealing at arm's length for proceeds less than the fair market value thereof;

          (iii) made any election with respect to the acquisition or disposition of any Assets;

          (iv) made any election with respect to the payment out of the capital dividend account of the Company;

          (v) discontinued carrying on any business in respect of which non-capital losses were incurred, and any non-capital losses which the Company has are not losses from property or business investment losses;

     (ll) DIVIDENDS - No dividends or other distribution on any shares in the capital of the Company have been made, declared or authorized except as disclosed in the Financial Statements.

     (mm) SERVICE CONTRACTS - The Company does not have any contracts, arrangements, whether oral or implied or expressed, with lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, lawyers, or others which cannot be terminated either immediately or upon reasonable notice.

     (nn) INDEBTEDNESS OF OFFICERS, DIRECTORS AND EMPLOYEES - None of the Vendors nor any officer, director or employee of the Company is now indebted or under obligation to the Company on any account.

     (oo) INTELLECTUAL PROPERTY - To the best of the knowledge of the Vendors, the operations of the Business, the manufacture, storage, use and sale by it of its products and the provision by it of its services do not involve infringements or claimed infringement of any patent, copyright, trade mark or trade name. No employee of the Company owns, directly or indirectly in whole or in part, any patent, trade mark, trade name, copyright, invention, process, know-how, formula or trade secret which the Company is presently using or the use of which is necessary for the Business.

     (pp) CONSENTS - Except for Contracts and the Equipment Leases requiring the consents to the change of control of the Company, there are no consents, authorizations, licenses, franchise agreements, permits, approvals or orders of any person or government required to permit the Vendors to complete the transaction with the Purchaser.

     (qq) INVENTORIES - The inventories of the Company are in good and merchantable condition and are useable in the ordinary course of business for the purposes for which they are intended and are carried on the books of the Company at cost.

3.2       VENDORS' REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING
          SECURITIES LAWS

          Each Vendor hereby represents, warrants and covenants as follows:

     (a) Either alone or with the assistance of his professional advisor(s), the Vendor is a person of adequate financial sophistication and has such knowledge and experience in financial and business affairs that he is capable of evaluating the merits and risks of his acquisition of the Consideration Shares.

     (b) The Vendor has sufficient financial resources to be able to bear the risk of his investment in the Consideration Shares.

     (c) The securities being acquired hereunder (the Consideration Shares) involve a high degree of risk and the entire amount of the Vendor's investment might be lost.

     (d) A partial inducement to the Purchaser to enter into this Agreement is the representation by the Vendor that he has a high degree of business and financial sophistication concerning the industry and the business operations and prospects of the Purchaser. The Vendor has either spoken or met with, or been given a reasonable opportunity to speak or meet with representatives of the Purchaser for the purpose of asking questions of, and receiving answers and information from, such representatives concerning the Purchaser, the Consideration Shares and the Broker's Shares.

     (e) The Vendor is acquiring the Consideration Shares for his own account for investment purposes and not with a view toward the sale or distribution of all or any part of the Consideration Shares.

     (f) No one other than the Vendor has any beneficial interest in the Consideration Shares.

     (g) The Consideration Shares have been offered and distributed pursuant to exemptions from registration under the SECURITIES ACT and relevant state and provincial securities laws and the reliance of the Purchaser upon such exemptions is predicated on the accuracy of the Vendor's representations and warranties herein.

     (h) The Consideration Shares have not been registered under the SECURITIES ACT and therefore they have the status of securities acquired in a transaction under Section 4(2) of the SECURITIES ACT. The Consideration Shares cannot be sold or distributed unless (i) there is an effective registration statement under the SECURITIES ACT and applicable state securities laws covering any such transaction involving the Consideration Shares, or (ii) the Purchaser receives an opinion of the Vendor's legal counsel, acceptable to the Purchaser, stating that such transaction is exempt from registration under the SECURITIES ACT and applicable state securities laws, or (iii) the Purchaser otherwise satisfies itself that such transaction is exempt from registration.

     (i) The Consideration Shares are being offered and sold pursuant to Regulation S under the SECURITIES ACT relating to offers and sales of securities outside the United States.

     (j) The Vendor is not a "U.S. person" as that term is defined under Rule 902(o)(1) of the SECURITIES ACT and he is not acquiring the Consideration Shares for the account or benefit of any "U.S. person." The definition of a "U.S. person" includes (i) a natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, and
          (iii) other entities located in or administered by persons in the United States.

     (k) The Vendor is located outside the United States at the time of the execution of this Agreement.

     (l) The resale of the Consideration Shares will not be offered or sold in the United States or to U.S. persons (other than distributors) unless:
          (i) the resale of the Consideration Shares is registered under the SECURITIES ACT, (ii) an exemption from registration is available, or
          (iii) the resale of the Consideration Shares is in accordance with the provisions of Regulation S. The Vendor understands that under Regulation S, he will be prohibited generally from resale of any of the Consideration Shares to U.S. persons or to persons purchasing for the account of U.S. persons for a period of one year beginning on completion of this offering. The Vendor further understands that the Purchaser will not register any transfer of the Consideration Shares unless in accordance with these requirements.

     (m) The certificates for the Consideration Shares will contain a legend to the effect that transfer of the Consideration Shares is prohibited except in accordance with the provisions of Regulation S under the Act (Rule 901 through Rule 905, and Preliminary Notes), pursuant to registration under the SECURITIES ACT, or pursuant to an available exemption from registration; and that hedging transactions involving the Consideration Shares may not be conducted unless in compliance with the Act to read as follows:.


               "The securities represented by this certificate have not been registered under the United States Securities Act of 1933 (the "Act") or any other federal or U.S. state securities laws in reliance on applicable exemptions therefrom and are "restricted securities" under the Act. The shares may not be offered for sale, sold or otherwise transferred or assigned for value, directly or indirectly, nor may hedging transactions involving these securities be conducted, nor may the securities be transferred on the books of the Company (except in accordance with Regulation S under the Act), without registration of such securities under all applicable United States federal or state securities laws or compliance with an applicable exemption therefrom to the satisfaction of the Company, such compliance, at the option of the Company, to be evidenced by an opinion of the security-holders' counsel, in form acceptable to the Company, that such transfer, assignment or resale is exempt from the registration requirements of the Act or state laws."

3.3       ABSENCE OF UNTRUE STATEMENTS

          None of the foregoing representations and warranties contains any untrue statement or omits to state any fact necessary to make any such representation or warranty not misleading to the Purchaser seeking full information as to the Company and its Business, Assets, and liabilities, and the Vendors, excluding the Broker, Scott Consulting and Notman have no information or knowledge of any facts relating to the Business, Assets and liabilities of the Company, or the Vendors' Securities, which if known to the Purchaser might reasonably be expected to deter the

Purchaser from completing the transactions contemplated under this Agreement or cause the Purchaser to seek an adjustment to the Purchase Price.

3.4      RELIANCE

         The Purchaser has entered into this Agreement relying on the representations and warranties of the Vendors and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that may be undertaken by or on behalf of the Purchaser and no information which is now known or should be known or which hereafter becomes known to the Purchaser or its officers, directors or professional advisors shall limit or extinguish any right of the Purchaser to a legal or equitable remedy under this Agreement.

3.5      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants as follows:

         (a) ORGANIZATION AND GOOD STANDING - The Purchaser is duly incorporated and is validly existing and in good standing under Delaware law.

         (b) AUTHORIZED CAPITAL - The Purchaser has an authorized capital of 105,000,000 shares, consisting of 100,000,000 shares of common stock, US$0.001 par value per share and 5,000,000 shares of preferred stock, US$0.001 par value per share, of which 24,821,725 shares of common stock, US$0.001 par value per share were issued and outstanding as of November 15, 2000. This number of issued and outstanding shares does not include shares in the common stock of the Company to be issued hereunder.

         (c) FINANCIAL STATEMENTS - The Financial Statements of the Purchaser have been prepared in accordance with Generally Accepted Accounting Principles, applied on a basis consistent with that of the preceding financial periods and are complete and accurate in all respects.

         (d) ABSENCE OF UNDISCLOSED LIABILITIES - The Purchaser has no liabilities, due or accruing due, contingent or absolute, liquidated or unliquidated, of any kind except

                  (i) liabilities disclosed or provided for in the Financial Statements of the Purchaser,

                 (ii) liabilities incurred in the ordinary course of the business since the date of the Financial Statements of the Purchaser, which are consistent with past practice and are not, in the aggregate, material and adverse to the business of the Purchaser, or to the financial condition or results of the Purchaser;

         (e) ABSENCE OF CONFLICTING AGREEMENTS - The execution and delivery of this Agreement and the consummation of the transactions contemplated by it will not conflict with or result in a breach of or default under any contract, agreement or other instrument or the constating documents of the Purchaser and to the best of the knowledge of the Purchaser will not contravene any Applicable Law or Order.

         (f) ABSENCE OF CHANGES - Since the date of the balance sheet included in the Financial Statements of the Purchaser there has not been:

                  (i) any changes in the condition or operations of the business, assets or financial affairs of the Purchaser which are, individually or in the aggregate, materially adverse; or

                 (ii) any damage, destruction or loss, labour trouble or other event, development or condition, of any character (whether or not covered by insurance) which is not generally known or which has not been disclosed to the Vendors, which has or may materially and adversely affect the business, assets, properties or future prospects of the Purchaser.

         (g) ACCURACY OF RECORDS - All material financial transactions of the Purchaser have been accurately recorded in the books and records of the Purchaser and such books and records fairly represent the financial position and the corporate affairs of the Purchaser.

         (h) CORPORATE RECORDS - To the best of the knowledge of the Purchaser, the Purchaser has kept the records required to be kept by the corporate law of Delaware and these records, including filings required under these laws, are complete, accurate and up-to-date and contain all minutes of all meetings of directors and members of the Purchaser held since its incorporation.

         (i) CONDUCT OF BUSINESS - The Purchaser is carrying on its business in accordance with all applicable laws, regulations, directions, demands, by-laws, covenants, agreements and restrictions governing the conduct of such business and operations in the Province of British Columbia.

         (j) CONTRACTS IN GOOD STANDING - Every contract, agreement or instrument, written or unwritten, including insurance policies, guarantees, commitments, indemnities, leases and warranties to which the Purchaser is a party or by which it is bound is in good standing and the Purchaser is not in breach of any of the material terms or conditions thereof.

         (k) FILING OF TAX RETURNS - The Purchaser has prepared and filed all Tax Returns with all appropriate Governmental Agencies for all financial or other relevant periods ending before the Closing Date and each such Tax Return was filed on time. Each such Tax Return was correct and complete.

         (l) PAYMENT OF TAXES - The Purchaser has paid all Taxes due and payable as reflected on its filed Tax Returns and has paid all assessments and reassessments it has received in respect of Taxes. The Purchaser has paid all Tax instalments due in respect of all taxation years.

         (m) ABSENCE OF LIABILITY FOR TAXES - Except for Taxes in respect of ordinary operations of the Purchaser and in the current financial period, the Purchaser has no liability, contingent or otherwise, for Taxes.

         (n) ABSENCE OF REASSESSMENTS FOR TAXES - There are no reassessments of Taxes that have been issued and are outstanding. No Governmental Agency has challenged, disputed or questioned the Company in respect of Taxes or of any Tax Returns. The Company is not negotiating any draft assessment or reassessment with any Governmental Agency. The Purchaser is not aware of any contingent liabilities of the Purchaser for Taxes or grounds for an assessment or reassessment including aggressive treatment of income, expenses, credits or other claims for deduction under any return, filing or report. The Purchaser has not received any notice from any Governmental Agency that an assessment or reassessment is proposed in respect of any Taxes, regardless of its merits. The Purchaser has not executed or filed with any Governmental Agency any agreement extending the period for assessment, reassessment or collection of any Taxes.

         (o) CORPORATE AUTHORITY - The Purchaser has all necessary corporate power, authority and capacity to enter into this Agreement and to perform its obligations hereunder; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate resolutions on the part of the Purchaser and has the necessary corporate power, authority and capacity to own its assets and carry on its business.

         (p) PURCHASER NOT INSOLVENT - The Purchaser is solvent and has not committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, had any petition for a receiving order in bankruptcy filed against it, made a voluntary assignment in bankruptcy or taken any proceeding to have itself wound-up or declared bankrupt or to have a receiver appointed over all or any portion of its assets.

         (q) ABSENCE OF LITIGATION - To the best of the knowledge of the Purchaser, other than as set out in Schedule N, there are no actions, suits, claims, judgments, litigation, orders, complaints, investigations or proceedings outstanding or pending or overtly threatened by or against the Purchaser which would have a material adverse effect on the assets, business, future prospects or financial condition of the Purchaser.

         (r) LICENSES - The Purchaser has all Licenses necessary or desirable for the effective conduct of the business of the Purchaser and the ownership or leasing of the assets of the Purchaser in the Province of British Columbia.

         (s) COMPETITION ACT - The assets and gross revenues of the Purchaser and its associates are such that the transactions contemplated herein are exempted from the provisions of Part VIII of the COMPETITION AC and the transactions contemplated herein are exempt from the provisions of the INVESTMENT CANADA ACT.

         (t) GOVERNMENTAL CONSENTS - No governmental or regulatory authorizations, consents, approvals, filings or notices pertaining to the Purchaser are required to be obtained or given or waiting period is required to expire in order that the purchase and sale of the Vendors' Shares may be consummated by the Purchaser or for the Purchaser to carry out its obligations set out in this Agreement.

         (u) REGISTRATION OF SECURITIES - The Purchaser is a reporting company under the EXCHANGE ACT and the Purchaser has duly prepared and filed all documents required to be filed by it pursuant to THE EXCHANGE ACT and the regulations and rules thereunder and such documents, when filed, did not contain any false or misleading statements with respect to any material facts or omit to state a material fact necessary to be stated in order for the statement not to be misleading or false. To the best of the knowledge of the Purchaser, the Purchaser is not in breach or default of any requirement of the Applicable Law, its common shares are quoted on the National Association of Securities Dealers Bulletin Board and the Purchaser is not in breach or default of any requirement of any applicable by-laws, rules or regulations of the National Association of Securities Dealers.

         (v) DISCLOSURE OF MATERIAL FACTS - The Purchaser has no knowledge of any material fact or material change relating to the Purchaser which has not been publicly disclosed, other than the transaction contemplated by this Agreement.

         (w) CONSIDERATION SHARES VALIDLY ISSUED - The Consideration Shares will, when issued, be validly issued as fully paid and non-assessable and free and clear of all Encumbrances, save and except for restrictions imposed under Applicable Laws.

         (x) CONSIDERATION SHARES EXEMPT FROM REGISTRATION - The issuance of the Consideration Shares will be effected in such a manner as to be exempt from registration under the SECURITIES ACT and all applicable state securities or blue sky laws. The issuance of the Consideration Shares will also be effected is such a manner so as to be exempt from the registration and prospectus requirements of the SECURITIES ACT (British Columbia).

         (y) NO ORDER CEASING OR SUSPENDING TRADING - No Order ceasing or suspending trading in the securities of the Purchaser, or prohibiting the sale of securities by the Purchaser is in effect and no proceedings for this purpose have been instituted or threatened or to the best of the knowledge of the Purchaser are pending or contemplated.

         (z) REPRESENTATIONS AND WARRANTIES RE: SUBSIDIARIES OF THE PURCHASER - The representations and warranties of the Purchaser in this Agreement shall apply MUTATIS MUTANDIS to all Subsidiaries of the Purchaser.

3.6      ABSENCE OF UNTRUE STATEMENTS

         None of the foregoing representations and warranties contains any untrue statement or omits to state any fact necessary to make any such representation or warranty not misleading to the Vendors seeking full information as to the Purchaser and its business, assets, and liabilities, and the Purchaser has no information or knowledge of any facts relating to the business, assets and liabilities of the Purchaser or the Consideration Shares which if known to the Vendors might reasonably be expected to deter the Vendors from completing the transactions contemplated under this Agreement or cause the Vendors to seek an adjustment to the Purchase Price.

3.7      RELIANCE

         The Vendors have entered into this Agreement relying on the representations and warranties of the Purchaser and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that may be undertaken by or on behalf of the Vendors and no information which is now known or should be known or which hereafter becomes known to the Vendors or their professional advisors shall limit or extinguish any right of the Vendors to a legal or equitable remedy under this Agreement.

3.8      NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         (a) REPRESENTATIONS AND WARRANTIES OF THE VENDORS AND THE PURCHASER - All of the representations and warranties of the Vendors and the Purchaser contained in this Agreement or in any document delivered in connection with the transactions contemplated by this Agreement shall be true and complete at Closing as if made at and as of the Closing and, notwithstanding any investigations or enquiries made by or on behalf of the Vendors or the Purchaser before the Closing, shall survive the Closing and shall continue in full force and effect for the benefit of the Vendors or the Purchaser, as the case may be.

         (b) RELEASE OF VENDORS AND THE PURCHASER - Notwithstanding the foregoing, the representations and warranties of the Vendors and the Purchaser shall only survive:

         (i) for all representations and warranties unrelated to Tax matters, for 18 months from the Closing Date; and

        (ii) for representations and warranties related to Tax matters, for the period of time during which Taxes to which the representations and warranties relate may be reassessed by the relevant authorities, unless the Vendors or the Purchaser, as the case may be, have been fraudulent in filing a Tax Return or supplying information to any taxation authority, in which case the survival of those representations and warranties relating to Tax matters shall be unlimited.


                      ARTICLE 4 - COVENANTS OF THE PARTIES

4.1      CONSENTS REQUIRED IN CONTRACTS

         The Vendors shall be responsible for obtaining any consent for any Contract or Equipment Lease where such consent is required upon a change of control of the Company as a result of the consummation of transactions contemplated by this Agreement. If the Vendors are unable to obtain such consent, such Contract or Equipment Lease shall not be assigned and the Company shall, to the extent legally possible, hold its interest in the Contract or Equipment Lease in trust for the benefit of the Purchaser until such consent is obtained.

4.2      KEY EMPLOYEE EMPLOYMENT AGREEMENTS

         The Vendors will cause the following key employees to enter into employment agreements or consulting agreements with the Company at Closing, in the forms of the employment agreements and consulting agreements attached as Schedule B:

         (a)      Igor Bolouchaev;
         (b)      Chris Neumann
         (c)      Charles Ohiri; and
         (d)      John Robertson.

The Vendors will also cause Daniel Ho and Ken Watanabe to enter into Confidentiality, Non-Competition and Assignment of Inventions Agreements in the form of the agreement attached as Schedule S.

4.3      POSSESSION

         At or before the Closing Time, the Vendors shall deliver to the Purchaser IN SITU possession of all books, records, book accounts, lists of suppliers and customers of the Company and all other documents, files, records and other data, financial or otherwise, relating to the Business. The Purchaser will preserve the documents, books and records so delivered to it for a period of six years from the Closing Date, or for such other period as may be required by any applicable law, and will permit the Vendors or their authorized representatives reasonable access to those books and records in connection with the affairs of the Company relating to any Tax, workers' compensation or litigation matters.

4.4      BOOKS AND RECORDS

         (a) The Vendors will permit the Purchaser, at any time up to the Closing Date, and its auditors, solicitors and other authorized persons, to make such investigation of the Assets and of the financial and legal condition of the Company as the Purchaser deems necessary.

         (b) The Purchaser will permit the Vendors, at any time up to the Closing Date, and their auditors, solicitors and other authorized persons, to make such investigation of the assets of the Purchaser and of its financial and legal condition as the Vendors deem necessary.

4.5      OPINION

         [Deleted]


          THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY

                                      -28-
4.6      OPINION

         The Purchaser will deliver to the Vendors at the Closing Time one or more legal opinions, addressed to the Vendors, excluding the Broker, Scott Consulting and Notman and the Vendors' Solicitor, in form satisfactory to the Vendors' Solicitor that:

         (a) the Purchaser is duly organized and validly existing under the laws of the State of Delaware and is in good standing with the Secretary of State of Delaware;

         (b) the Purchaser may issue the Consideration Shares excluding the Consideration Shares to be issued to the Broker, Scott Consulting and Notman as provided for under this Agreement in reliance upon Regulation S under the SECURITIES ACT and such issuance will not violate the registration requirements of the SECURITIES ACT or Delaware law.

         (c) the Purchaser may issue the Consideration Shares as provided for under this Agreement in reliance upon exemption from registration and prospectus requirements under the securities laws of British Columbia;

         (d) the Consideration Shares, excluding the Consideration Shares to be issued to the Broker, Scott Consulting and Notman, are "Restricted Securities" under the SECURITIES ACT as defined in SECURITIES ACT Rule 144 and the Vendors, excluding the Broker, Scott Consulting and Notman, may resell these shares without registration under the SECURITIES ACT, provided the provisions of Rule 144 promulgated under the SECURITIES ACT are complied with.

4.7      TRANSFER OF SHARES

         The Vendors will, upon Closing, take all necessary steps and proceedings as approved by the Purchaser to permit the Vendors' Securities to be duly and regularly transferred to the Purchaser or its nominee Subsidiary and registered in its name, free and clear of all Encumbrances.

4.8      RESIGNATIONS

         The Vendors will cause Mirza Kassam and Chris Neumann to resign as directors and officers of the Company in favour of nominees of the Purchaser, such resignations to be effective as at the Closing Date.

4.9      CONFIDENTIALITY AGREEMENT

         At Closing, Kassam and Fetherstonhaugh shall enter into Confidentiality Agreement in the form attached as Schedule O.

4.10     EXCLUSION OF THE BROKER, SCOTT CONSULTING AND NOTMAN

         The Broker, Scott Consulting and Notman shall be excluded from the operation of sections 4.1 - 4.9.

4.11     PIGGYBACK REGISTRATION RIGHTS

         The Purchaser shall notify the Vendors at least 30 days before filing any registration statement under the SECURITIES ACT for purposes of effecting a public offering of securities of the Purchaser and will, at no cost to the Vendor, afford each Vendor an opportunity to include in such registration statement all or any part of the Consideration Shares issued under this Agreement and then held by such Vendor. If such registration is pursuant to an underwritten offering, participation in such offering shall be subject to the consent of the underwriters. On the expiry of one year from the Closing Date, the Purchaser will, upon request, at its own expense, seek a legal opinion relating to the resale of the Consideration Shares as referred to in s. 3.2(h)(ii) of this Agreement and the removal of the legend placed on the Consideration Shares and referred to in s. 3.2(m) of this Agreement. The ability of Purchaser to obtain such legal opinion depends upon conditions beyond Purchaser's control, including, without limitation, no changes in United States securities laws and regulations with respect to resale of the Consideration Shares from those existing as of the Closing Date and an assumption that at such time each Vendor will not be an "affiliate" of the Purchaser within the meaning of Rule 144 under the Securities Act. The Purchaser will cooperate with and assist the Vendors in seeking such an opinion and in having any such legend removed from the certificates representing the Consideration Shares.

4.12     LOAN

         The Parties, except for the Broker, Scott Consulting and Notman, acknowledge that the Purchaser has extended a credit facility to the Company of up to $1,000,000 (the "Loan Amount"), pursuant to the Loan Agreement. The parties acknowledge that the Purchaser has already advanced $300,000 of the Loan Amount, to be used by the Company for the current obligations of the Company, including working capital, supplier invoices, capital leases, payroll and statutory remittances. From and after Closing, the Purchaser will advance up to another $200,000 of the Loan Amount, as required, for the ongoing current obligations of the Company and will also advance up to another $500,000 of the Loan Amount for working capital.

                         ARTICLE 5-CONDITIONS PRECEDENT

5.1      PURCHASER'S CONDITIONS

         The obligations of the Purchaser under this Agreement are subject to the following conditions for the exclusive benefit of the Purchaser being fulfilled in all material respects in the reasonable opinion of the Purchaser upon Closing or waived by the Purchaser at or before the Closing or agreed by the Vendors and the Purchaser to be indemnified for by the Vendors:

         (a) TRUTH AND ACCURACY OF REPRESENTATIONS OF THE VENDORS AT CLOSING - The representations and warranties of the Vendors made in Article 3 shall be true and correct in all material respects as at the Closing and with the same effect as if made at and as of the Closing.

         (b) PERFORMANCE OF OBLIGATIONS - The Vendors shall have complied in all material respects with their respective obligations hereunder and the Vendors shall have caused the Company to have performed and complied with all the obligations to be performed and complied with by the Company.

         (c) ABSENCE OF INJUNCTIONS ETC. - No injunction or restraining order of any Court or administrative tribunal of competent jurisdiction shall be in effect prohibiting the transactions contemplated hereby and no action or proceeding shall have been instituted or be pending before any Court or administrative tribunal to restrain or prohibit the transactions between the Parties contemplated hereby.

         (d) ABSENCE OF CHANGE OF CONDITIONS - No event shall have occurred or condition or state of facts of any character shall have arisen or legislation (whether by statute, rule, regulation, by-law or otherwise) shall have been introduced which might reasonably be expected to have a materially adverse effect upon the financial condition, results of operations or business prospects of the Company.

         (e) CLOSING DOCUMENTATION - The Purchaser shall have received from the Vendors and, where applicable, the Company, the Closing Documents set forth in Schedule P.

         (f) ABSENCE OF DAMAGES ETC. - No damage, destruction or loss to any property of the Company that is not adequately covered by insurance shall have occurred.

         (g) LEGAL OPINION - The Purchaser shall have received the legal opinion referred to in s. 4.5.

         (h) BOARD RESOLUTION - The board of directors of the Purchaser shall have approved the within transaction.

5.2      THE VENDORS' CONDITIONS

         The obligations of the Vendors under this Agreement are subject to the following conditions for the exclusive benefit of the Vendors being fulfilled in all material respects in the reasonable opinion of the Vendors upon Closing, or waived by the Vendors at or before Closing, or agreed by the Purchaser and the Vendors to be indemnified for by the Purchaser:

         (a) TRUTH AND ACCURACY OF REPRESENTATIONS OF THE PURCHASER AT CLOSING - The representations and warranties of the Purchaser made in Article 3 shall be true and correct in all material respects as at the Closing and with the same effect as if made at and as of the Closing.

         (b) PERFORMANCE OF OBLIGATIONS - The Purchaser shall have performed and complied with all the obligations required by this Agreement to be performed and complied with by the Purchaser prior to or on the Closing Date.

         (c) ABSENCE OF INJUNCTIONS ETC. - No injunction or restraining order of any Court or administrative tribunal of competent jurisdiction shall be in effect prohibiting the transactions contemplated hereby and no action or proceeding shall have been instituted or be pending before any Court or administrative tribunal to restrain or prohibit the transactions between the Parties contemplated hereby.

         (d) ABSENCE OF CHANGE OF CONDITIONS - No event shall have occurred or condition or state of facts of any character shall have arisen or legislation (whether by statute, rule, regulation, by-law or otherwise) shall have been introduced which might reasonably be expected to have a materially adverse effect upon the financial condition, results of operations or business prospects of the Purchaser.

         (e) CLOSING DOCUMENTATION - The Vendors shall have received from the Purchaser the Closing Documents set forth in Schedule P.

         (e) ABSENCE OF DAMAGES ETC. - No damage, destruction or loss to any property of the Purchaser that is not adequately covered by insurance shall have occurred.

         (f) LEGAL OPINION - The Vendors shall have received the legal opinion referred to in s. 4.6.

         (g) BOARD RESOLUTION - The board of directors of the Purchaser shall have approved the within transaction.

5.3      NON-FULFILMENT OF CONDITION

         If any of the conditions in Sections 5.1 and 5.2 are not fulfilled, waived or indemnified for, the Party entitled to the benefit of such condition (the "First Party") may terminate this Agreement by notice in writing to the other party and in such event the First Party shall be released from all obligations under this Agreement. Unless the First Party can show that the condition or conditions which have not been satisfied and for which the First Party has terminated this Agreement are reasonably capable of being performed or caused to be performed by the other Party, then the other Party shall also be released from all obligations under this Agreement, except that the First Party may waive compliance with any such conditions, obligations or covenants in whole or in part if it sees fit to do so without prejudice to any of its rights of termination in the event of non-performance of any other condition, obligation or covenant, in whole or in part.

5.4      WAIVER OF CONDITION

         The conditions in Sections 5.1 and 5.2 may be waived in whole or in part without prejudice to any right of any party in the event of the non-fulfilment of any other condition or conditions. A waiver will be binding only if it is in writing.


                               ARTICLE 6 - GENERAL

6.1      JOINT AND SEVERAL

         All covenants, representation and warranties of the Vendors excluding the Broker, Scott Consulting and Notman in this Agreement and in the Closing Documents are and will be joint and several, provided that each such Vendor will only be liable under this Agreement to the extent of his percentage shareholdings in the Company.

6.2      TIME

         Time shall be of the essence of this Agreement.

6.3      EXPENSES

         The Company will bear the fees and disbursements of the respective lawyers, accountants and consultants engaged by the Company and the Vendors in connection with this Agreement. The Purchaser will bear the fees and disbursements of the lawyers, accountants and consultants engaged by it in connection with this Agreement.

6.4       NOTICES

          Any notice, direction or other instrument required or permitted to be given under this Agreement shall be in writing and shall be given by hand delivering or couriering the same addressed as follows:

          To the Vendors:   John Robertson #203 - 728 Farrow St.,
                            Coquitlam, B.C. V3J 3S6

                            Mirza Kassam #705 - 1075 Barclay St.,
                            Vancouver, B.C. V6E 1G5

                            Chris Neumann 2762 Bayview St., Surrey, B.C. V4A 2Z4

                            Robert Fetherstonhaugh, 130, De Liege Street East, Montreal, Quebec H2P 1J1

                            Stirling Mercantile Corporation, Peter A. Scott Consulting Ltd. and Hugh Notman,
                            1370 - 1095 West Pender St., Vancouver, B.C. V6E 2M6

                            with a copy to:

                            Anfield Sujir Kennedy & Durno
                            160 - 609 Granville St., Box 10068
                            Vancouver, B.C. V7Y 1C3
                            Attention: Michael Kennedy

         To the Purchaser:  Unity Wireless Corporation
                            7438 Fraser Park Drive
                            Burnaby, B.C. V5J 5B9

or to such other address as a Party may specify by notice and shall be deemed to have been received when delivered.

6.6      FURTHER ASSURANCES

         Each of the Parties shall, upon request of the other, execute and deliver all such further documents and instruments and do all such further acts and things as may be reasonably necessary before or after the Closing Date to evidence, carry out or give full effect to the terms, conditions, intent and meaning of this Agreement and to assure the transfer of the Vendors' Shares to the Purchaser and the issuance of the Consideration Shares to the Vendors pursuant to this Agreement.

6.7      ENUREMENT

         This Agreement shall enure to the benefit of and be binding upon each of the Parties and their respective heirs, executors, administrators, legal personal representatives, successors and assigns.

6.8      COUNTERPARTS

         This Agreement may be executed in several counterparts, each of which counterparts together, shall form one original.

6.9      CURRENCY

         Unless otherwise specified, all dollar amounts referred to in this Agreement shall be in Canadian currency.

         THE PARTIES INTENDING TO BE LEGALLY BOUND have entered into this Agreement on the day and year first above written.


/s/ John Robertson
----------------------------------
JOHN ROBERTSON


/s/ Mirza Kassam
----------------------------------
MIRZA KASSAM


/s/ Chris Neumann
----------------------------------
CHRIS NEUMANN


/s/ Robert Fetherstonhaugh
----------------------------------
ROBERT FETHERSTONHAUGH


STIRLING MERCANTILE CORPORATION


/s/ Hugh Notman
----------------------------------
Authorized Signatory


PETER A. SCOTT CONSULTING LTD.


/s/ Peter Scott
----------------------------------
Authorized Signatory

/s/ Hugh Notman
----------------------------------
W. HUGH NOTMAN


ULTRATECH LINEAR SOLUTIONS INC.


/s/ Mirza Kassam
----------------------------------
Authorized Signatory


UNITY WIRELESS CORPORATION


/s/ Roland Sartorius
----------------------------------
Authorized Signatory

                                   SCHEDULE A

                         SHAREHOLDERS AND SHAREHOLDINGS


         SHAREHOLDER                        NO. AND TYPE OF SHARES
         -----------                        ----------------------
         John Robertson                     363,016 common shares without par value
         Mirza Kassam                       257,463 common shares without par value
         Chris Neumann                      232,492 common shares without par value*
         Robert Fetherstonhaugh             303,129 common shares without par value


                  OTHER ISSUED SECURITIES AND SECURITY HOLDERS


         NAME                               NO. AND TYPE OF SECURITY
         ----                               ------------------------
         Stirling Mercantile Corporation    Broker's Rights

                                   SCHEDULE B

                       KEY EMPLOYEE EMPLOYMENT AGREEMENTS

                                   SCHEDULE C

                                    EMPLOYEES

CONTRACT FOR SERVICES

NAME                                POSITION                                         ANNUAL SALARY (CDN $)
----                                --------                                         ---------------------
Chris Neumann                       VP Sales & marketing                                            92,000


CONTRACT OF SERVICE

NAME                                POSITION                                         ANNUAL SALARY (CDN $)
----                                --------                                         ---------------------
John Robertson                      President and GM                                               108,000

Charles Ohiri                       Senior Engineer                                                 86,130

Igor Bolouchaev                     Engineer                                                        52,000

Daniel Ho                           RF Technician                                                   36,000

Ken Watanabe                        RF Technician                                                   32,000


                                   SCHEDULE D

                                    CONTRACTS

1. Engagement Agreement among Ultratech Linear Solutions Inc., the shareholders of the company and Stirling Mercantile Corporation dated September 22, 2000.

2. Loan Agreement between Ultratech Linear Solutions Inc. as debtor and Unity Wireless Corporation as lender dated October 3, 2000.

3. $300,000 Promissory Note in favour of Unity Wireless Corporation dated October 3, 2000.

4.       Sales Agency Agreement with Gumsung Trading Company.

                                   SCHEDULE E

                                  ENCUMBRANCES


1. PPSA Security Agreement in favour of Hewlett-Packard (Canada) Ltd., registered in the British Columbia Personal Property Registry on June 24, 1999 under Base Registration No. 8328327.

2. PPSA Security Agreement in favour of Affordable Leasing Ltd., registered in the British Columbia Personal Property Registry on August 27, 1999 under Base Registration No. 8437264.

3. PPSA Security Agreement in favour of Agilent Technologies Canada Inc., registered in the British Columbia Personal Property Registry on February 3, 2000 under Base Registration No. 8685139.

4. General Security Agreement in favour of Unity Wireless Corporation dated October 3, 2000, registered in the British Columbia Personal Property Registry on October 5, 2000 under Base Registration No. 91209828.

                                   SCHEDULE F

                                    LICENSES

                                     [None]

                                   SCHEDULE G

                                  REAL PROPERTY


The only interest in real property held by the Company is an interest as tenant in the month to month lease of the business premises of the Company.

                                   SCHEDULE H

                         EMPLOYEE BENEFITS/PENSION PLANS


Group Insurance Policy No. 660133 with Imperial Life Financial, effective November 15, 1999

                                   SCHEDULE I

                               INSURANCE POLICIES

Underwriter:      The Dominion of Canada General Insurance Company
Insured:          Ultratech Linear Solutions Inc.
Agent:            Reliance Insurance Agencies Ltd.
Type:             property and liability business insurance ($750,000 equipment;
                  $250,000 stock; $2,000,000 comprehensive general liability;
                  $150,000 tenant's legal liability (broad form); and $2,000,000 non-owned automobile)
Risk Location:    4193 McConnell Drive, Burnaby

                                   SCHEDULE J

                                     deleted

                                   SCHEDULE K

                   SERVICE MARKS, TRADE MARKS AND TRADE NAMES

1.       Unregistered trade name "ULTRATECH LINEAR SOLUTIONS"

                                   SCHEDULE L

                  PENDING, OUTSTANDING OR UNRESOLVED GRIEVANCES


                                     [None]

                                   SCHEDULE M

                                   INVESTMENTS

                                     [None]

                                   SCHEDULE N

                                   LITIGATION


Potential claims against Ultratech by one or more of the following individuals:

1.       Sam Kim
2.       Jimmy Kim
3.       Janna Kim
4.       Frank Lee
5.       H. Park
6.       GMR Communications Inc.
7.       Yong Ho Park

                                   SCHEDULE O

                           CONFIDENTIALITY AGREEMENTS

                                    EXHIBIT P

                                CLOSING DOCUMENTS


VENDORS' CLOSING DOCUMENTS

     (a) certified copy of resolutions of the board of directors of the Company authorizing the transfer of the Vendors' Shares to, and the registration of the transfer of the Vendors' Shares in the name of the Purchaser or one of its Subsidiaries and authorizing the issuance of a new share certificate;

     (b) share certificate representing the Vendors' Shares registered in the name of the Purchaser or one of its Subsidiaries, signed by an officer of the Company;

     (c) Vendors' share certificates duly endorsed for transfer to the Purchaser;

     (d) the corporate minute books and all other books and records of the Company;

     (e)  an assignment of the Shareholders' Loans signed by the Vendors;

     (f)  duly signed resignations of the directors and officers of the Company;

     (g) executed confidentiality agreement by and between the Company and Mirza Kassam and Robert Fetherstonhaugh, substantially in the form of Schedule O;

     (h) comprehensive releases in favour of the Company respecting any claims the Vendors may have against the Company;

     (i) employment agreements or consulting agreements between the Company and the key employees (John Robertson, Chris Neumann, Charles Ohiri and Igor Bolouchaev) in the form of the agreements attached as Schedule B.

     (j) Confidentiality, Non-Competition and Assignment of Inventions Agreements from Daniel Ho and Ken Watanabe, in the form of the agreements attached as Schedule S.

PURCHASER'S CLOSING DOCUMENTS

     (a) certified copy of the resolutions of the board of directors of the Purchaser authorizing the Share Purchase Agreement and the transactions contemplated under it;

     (b) legended share certificate representing 203,315 shares in the common stock of Unity Wireless Corporation registered in the name of John Robertson;

     (c) legended share certificate representing 144,198 shares in the common stock of Unity Wireless Corporation registered in the name of Mirza Kassam;

     (d) legended share certificate representing 130,212 shares in the common stock of Unity Wireless Corporation registered in the name of Chris Neumann;

     (e) legended share certificate representing 169,775 shares in the common stock of Unity Wireless Corporation registered in the name of Robert Fetherstonhaugh;

     (f) legended share certificate representing 26,250 shares in the common stock of Unity Wireless Corporation registered in the name of W. Hugh Notman;

     (g) legended share certificate representing 26,250 shares in the common stock of Unity Wireless Corporation registered in the name of Peter A. Scott Consulting Ltd.;

     (h) cheque from the Purchaser payable to Mirza Kassam in the amount of $26,778.78;

     (i) cheque from the Purchaser payable to Chris Neumann in the amount of $20,221.22;

     (j) cheque from the Company to Robert Fetherstonhaugh in the amount of $25,000;

     (k) comprehensive releases in favour of each director of the Company respecting any claims the Company may have against such directors.

     (l)  executed Notice of Change of Directors;

     (m)  executed Notice of Change of Registered and Records Offices.

BROKER'S CLOSING DOCUMENTS

     (a) Comprehensive releases in favour of each of Robertson, Kassam, Neumann and Fetherstonhaugh the Broker may have against them

                                   SCHEDULE Q

                              EMPLOYMENT CONTRACTS

                                     [None]

                                   SCHEDULE R

                                EQUIPMENT LEASES

Master Equipment Lease Agreement between Hewlett-Packard (Canada) Ltd. and Ultratech Linear Solutions Inc. dated May 20, 1999 and schedules dated May 20, June 1 and June 16, 1999 and July 12, 1999

Affordable Leasing Ltd. lease agreement

Agilent Technologies Canada Inc. lease agreement

Test Equity Inc.  equipment lease agreement

                                   SCHEDULE S

                       CONFIDENTIALITY, NON-DISCLOSURE AND
                       ASSIGNMENT OF INVENTIONS AGREEMENT